                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of (a) our report, dated February 3, 1995, included in Occidental Petroleum Corporation's Annual Report for the year ended December 31, 1994, and (b) our report, dated February 3, 1995, included in Occidental Petroleum Corporation's Annual Report on Form 10-K for the year ended December 31, 1994, and to all references to our Firm included in or made a part of this Registration Statement.

Los Angeles, California                   ARTHUR ANDERSEN LLP
May 15, 1995